Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

E-centives, Inc.

Bethesda, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69276 and 333-58244) of E-centives, Inc. of our report dated March 11, 2005, except for Note 16(c) which is as of March 29, 2005, relating to the financial statements which appears in this Annual Report on Form 10-KSB.

/s/ BDO Seidman, LLP

Bethesda, MD

March 29, 2005